ADDENDUM NO. 7
TO REAL ESTATE PURCHASE CONTRACT

THIS IS AN ☑ ADDENDUM ☐ COUNTEROFFER to that REAL ESTATE PURCHASE CONTRACT (the "REPC") with a Contract Date of 12/20/2024 including all prior addenda and counteroffers, between Arrived Holdings Inc and Arrived Holdings Inc as Buyers, and Edge Homes Utah, LLC as Seller, regarding the Property located at 712 N Gillan Way, Saratoga Springs, UT 84045 (the "Property"). The terms of this Addendum are hereby incorporated as part of the REPC, and to the extent the terms of this Addendum modify or conflict with any provisions of the REPC, including all prior addenda and counteroffers, these terms shall control.

1. Buyers name to be Arrived UT Goldfinger, LLC. 2. Buyers agent to contribute $12,372 of her commission to purchase price. 3. Price to be including seller concession and agent commission $537,521

BUYER AND SELLER AGREE THAT THE CONTRACT DEADLINES REFERENCED IN SECTION 39 OF THE REPC (CHECK APPLICABLE BOX): ☑ REMAIN UNCHANGED ☐ ARE CHANGED AS FOLLOWS:

To the extent the terms of this addendum modify or conflict with any provisions of the REPC, including all prior addenda and counteroffers, these terms shall control. All other terms of the REPC, including all prior addenda and counteroffers, not modified by this addendum shall remain the same.

☑ **Seller** ☐ **Buyer** shall have until 5:00 PM Mountain Time on (Date), to accept the terms of this addendum in accordance with the provisions of section 36 of the REPC. Unless so accepted, the offer as set forth in this addendum shall lapse.

Signed by: [signature] C157CA449D6F422 1/21/2025

☐ Buyer ☒ Seller Signature (date) (time) ☐ Buyer ☐ Seller Signature (date) (time)

ACCEPTANCE/COUNTEROFFER/REJECTION

CHECK ONE:
☐ **ACCEPTANCE:** ☐ **Seller** ☑ **Buyer** hereby accepts the terms of this addendum.
☐ **COUNTEROFFER:** ☐ **Seller** ☐ **Buyer** presents as a counteroffer the terms of attached addendum no.
☐ ... foregoing addendum.

Jeff Talbert on behalf of Arrived Holdings, Inc. And/Or Assigns — dotloop verified 01/21/25 9:22 AM PST E3PR-N5EN-LDFO-BB1N

(Signature) (date) (time) (Signature) (date) (time)